                                   EXHIBIT 5
                                   ---------

                           FORM OF WARRANT AGREEMENT

                    ---------------------------------------


                        Bristol Technology Systems, Inc.
                                      and
                    American Stock Transfer & Trust Company


                        -------------------------------

                               Warrant Agreement

                        -------------------------------


                       Dated as of ____________ __, 1996


                    ---------------------------------------

                               TABLE OF CONTENTS
                               -----------------

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PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

         Section 1.  Appointment of Warrant Agent.  . . . . . . . . . . . . . . . . .     1
         Section 2.  Form of Warrant. . . . . . . . . . . . . . . . . . . . . . . . .     1
         Section 3.  Countersignature and Registration. . . . . . . . . . . . . . . .     1
         Section 4.  Transfers and Exchanges. . . . . . . . . . . . . . . . . . . . .     2
         Section 5.  Exercise of Warrants.  . . . . . . . . . . . . . . . . . . . . .     2
         Section 6.  Payment of Taxes.  . . . . . . . . . . . . . . . . . . . . . . .     3
         Section 8.  Reservation of Common Stock. . . . . . . . . . . . . . . . . . .     4
         Section 9.  Warrant Price. . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Section 10.  Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Section 11.  Fractional Interest.  . . . . . . . . . . . . . . . . . . . . .     8
         Section 13.  Disposition of Proceeds on Exercise of Warrants.  . . . . . . .    10
         Section 14.  Merger or Consolidation or Change of Name of Warrant Agent. . .    10
         Section 15.  Reorganization of the Company.  . . . . . . . . . . . . . . . .    10
         Section 16.  When Issuance or Payment May Be Deferred. . . . . . . . . . . .    11
         Section 17.  Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Section 18.  Duties of Warrant Agent.  . . . . . . . . . . . . . . . . . . .    12
         Section 19.  Change of Warrant Agent.  . . . . . . . . . . . . . . . . . . .    14
         Section 20.  Identity of Transfer Agent. . . . . . . . . . . . . . . . . . .    15
         Section 21.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         Section 22.  No Stockholder Rights.  . . . . . . . . . . . . . . . . . . . .    15
         Section 23.  Supplements and Amendments. . . . . . . . . . . . . . . . . . .    15
         Section 24.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 25.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 26.  Benefits of This Agreement. . . . . . . . . . . . . . . . . . .    16
         Section 27.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .    16

EXHIBIT A -      (Form of Common Stock Purchase Warrant, including election to
                 Purchase and Assignment) . . . . . . . . . . . . . . . . . . . . . .   A-1





                                       i
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         WARRANT AGREEMENT dated as of ____________ __, 1996, between Bristol
Technology Systems, Inc., a Delaware corporation (hereinafter called the "Company") and American Stock Transfer & Trust Company, as warrant agent (hereinafter called the "Warrant Agent"); and

         WHEREAS, the Company proposes to issue and sell up to an aggregate of 625,000 Redeemable Class A Common Stock Purchase Warrants, each Warrant entitling the registered holder thereof to purchase one share of Common Stock (the "Warrants"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1.  Appointment of Warrant Agent.
                     -----------------------------

         The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment.

         Section 2.  Form of Warrant.
                     ----------------

         The certificates evidencing the Warrants (the "Warrant Certificates") and the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth in Exhibit "A" attached hereto. The per share warrant price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         Section 3.  Countersignature and Registration.
                     ----------------------------------

         The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery, provided such persons were proper officers of the Company at the time of such original signing. The Warrant Agent shall deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof.

         Section 4.  Transfers and Exchanges.
                     ------------------------

         The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrant Certificates may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant Certificate, or other Warrant Certificate of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent and delivered to the Company from time to time upon request.

         Section 5.  Exercise of Warrants.
                     ---------------------

         Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of business New York City time on ___________ __, 1997 and terminating at 5:00 p.m., New York City time, on __________ __, 2002 (the "Expiration Date"), to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock which the holder may at the time be entitled to receive, upon surrender to the Company at the office of the Warrant Agent of the Warrant Certificates evidencing such Warrants, with the form of election to purchase on the reverse thereof duly filled in and executed, and upon payment to the Company of the Warrant Price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft payable, in United States dollars, to the order of the Company. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of any warrant of the Company outstanding on the date hereof. Subject to Section 6, upon such surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch, upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. No fractional shares of Common Stock will be issued. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the shares of Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect to which such Warrants are then exercised shall be deemed to have been issued as of the date on which such books shall be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of fewer than all of the shares specified therein at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement; and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. After the respective Expiration Dates of the Warrants any such Warrants which have not been exercised shall be void.

         Section 6.  Payment of Taxes.
                     -----------------

         The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock upon the exercise of the Warrants by the registered holder thereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect to any transfer of a Warrant or in respect to any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company or Warrant Agent the amount of such tax or has established to the Company's and to the Warrant Agent's satisfaction that such tax has been paid.

         Section 7.  Mutilated or Missing Warrants.
                     ------------------------------

         In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall then countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and, in the case of a lost, stolen or destroyed Warrant Certificate, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.





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
         Section 8.  Reservation of Common Stock.
                     ----------------------------

         There has been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of the authorized and unissued shares of Common Stock, or its authorized and issued Common Stock held in its Treasury, a number of shares sufficient to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants; and the Transfer Agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange upon which the other shares of Common Stock are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement (File No. 333-5570-LA) filed pursuant to the Securities Act of 1933 with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of such Act and otherwise complying therewith, and will deliver such a Prospectus to each such person. The Company will keep a copy of this Agreement on file with the Transfer Agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company as to the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

         Section 9.  Warrant Price.
                     --------------

         The Warrant Price at which Common Stock shall be purchasable pursuant to the Warrants shall be $6.00 per share. The Warrant Price is subject to adjustment, as provided in Section 10 hereof.

         Section 10.  Adjustments.
                      ------------

         Any and all of the shares of the Common Stock of the Company which may be acquired by a Warrant holder or his registered assigns as a result of the exercise, in whole or in part, of this Warrant, shall be subject to the antidilution adjustments set forth below. It is expressly understood that the Warrant Price set forth below (before giving effect to any adjustments) shall mean $6.00 per share of Common Stock.

         (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Warrant Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the warrantholder shall be entitled to receive the kind and aggregate number of shares of Common Stock which it would have owned or would have been entitled to receive after the happening of any of the events described above on any record date with respect thereto, if this Warrant had been exercised immediately prior to such time such dividend, subdivision, combination or reclassification occurred. Such adjustment shall be made successively whenever any event listed above shall occur. If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the exercise privilege and the Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

         (b) In case the Company shall fix a record date for the issuance of rights or warrants to the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current Warrant Price on such record date, the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current Warrant Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, or, if issued, not exercised by any of the holders of Common Stock, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed or to reflect the non-exercise of such warrants or rights, as the case may be.

         (c) In case the Company shall fix a record date for the making of a distribution to the holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets (other than cash dividends out of earned surplus) or subscription rights or warrants (excluding those referred to in paragraph (b) above), then in each such case the Warrant Price in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current Warrant Price, less the fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants, and of which the denominator shall be the total number of outstanding shares of Common Stock on such record date multiplied by the current Warrant Price. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         (d) In case the Company shall issue shares of its Common Stock, excluding shares issued (i) in any of the transactions described in paragraph
(a) above, (ii) upon conversion or exchange of securities convertible into or exchangeable for Common Stock, (iii) upon exercise of options granted under the Company's stock option plans, if such shares would otherwise be included in this paragraph (d), (iv) upon exercise of the Warrants, (v) in connection with the Company's initial public offering, (vi) upon exercise of rights or warrants issued to the holders of the Common Stock, (vii) upon the issuance of Common Stock in connection with a bona fide public offering pursuant to a firm commitment underwriting or (viii) upon the issuance of Common Stock in connection with the acquisition of the stock or assets of third party business entities in bona fide transactions, and (ix) upon the issuance of Common Stock in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc., but only if no adjustment is required pursuant to this Section 10 (without regard to paragraph
(i) of this Section 10) with respect to the transaction giving rise to such rights for a consideration per share less than the current Warrant Price on the date the Company fixes the offering price of such additional shares, the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (g) below) for the issuance of such additional shares would purchase at the current Warrant Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made, and shall become effective immediately after such issuance.

         (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in paragraphs (b) and (c) above or any of the exclusionary clauses (i) through (ix) of paragraph (d) above) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in paragraph (g) below) less than the current Warrant Price in effect immediately prior to the issuance of such securities, the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (g) below) for such securities would purchase at the current Warrant Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made, and shall become effective immediately after such issuance.

         (f) Whenever the Warrant Price payable upon exercise of this Warrant is adjusted pursuant to paragraphs (a), (b), (c), (d) or (e) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Warrant Price in effect on the date immediately preceding such event and dividing the product so obtained by the Warrant Price, as adjusted.

         (g) For purposes of any computation respecting consideration received pursuant to paragraphs (d) and (e) above, the following shall apply:

                 (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                 (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                 (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this paragraph (g)).

         (h) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided, however, that any adjustments which by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be. Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Warrant Price, in addition to those required by this Section 10, as it, in its discretion, shall determine to be advisable in order that any share, dividend, subdivision of Common Stock, distribution of rights or warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (other than distributions of cash) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

         (i) Whenever the Warrant Price is adjusted, as herein provided, the Company will promptly prepare a certificate signed by the President and Chief Financial Officer of the Company setting forth (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock or other securities purchasable upon exercise of the Warrant after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its Warrant Agent, if any has been appointed, and cause a brief summary thereof to be sent by ordinary first class mail to the warrantholder, at his last address as it shall appear in the Warrant Register. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 10, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (j) No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 10 if warrantholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (k) The form of Warrants need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in such Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrants that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         Section 11.  Fractional Interest.
                      --------------------

         The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise Warrants so presented. If any fraction of a share would, except for the provisions of this Section 11, be issuable upon exercise of a Warrant, the Company shall pay an amount in cash equal to the Warrant Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         Section 12.  Notices to Warrantholders.
                      --------------------------

         (a) Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also publish such notice once in an Authorized Newspaper. For the purposes of this Agreement, an "Authorized Newspaper" shall mean a newspaper customarily published on each business day, in one or more morning editions or one or more evening editions, or both (and whether or not it shall be published in Saturday and Sunday editions or on holidays), printed in the English language and of general circulation in the City of New York State of New York. Failure to give or publish such notice, or any defect therein, shall not affect the legality of validity of the subject adjustments.

         (b)     In case at any time:

                 (1) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                 (2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                 (3) there shall be any capital reorganization or reclassification (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock) or merger or consolidation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                 (4) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in this Section 12 hereinabove. Such notice shall also specify the date as of which the holders of Common Stock or record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this section 12 inclusive.

         (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first-class mail of the United States Postal Service, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

         Section 13.  Disposition of Proceeds on Exercise of Warrants.
                      ------------------------------------------------

         (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

         (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 14.  Merger or Consolidation or Change of Name of Warrant
                      ----------------------------------------------------
                      Agent.
                      ------

         (a) Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent shall countersign such Warrants in its own name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         Section 15.  Reorganization of the Company.
                      ------------------------------

         If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Section 10 hereof. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement or the primary exchange on which the Common Stock is traded. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this subsection 15 applies, subsections (a), (b), (c),
(d) and (e) of Section 10 do not apply.

         Section 16.  When Issuance or Payment May Be Deferred.
                      -----------------------------------------

         In any case in which Section 10 hereof shall require that an adjustment in the Warrant Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to section 12; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         Section 17.  Redemption.
                      -----------

         (a) Commencing fifteen (15) months after the date of the issuance of this Warrant and on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.01 per Warrant, provided the Market Price of the Common Stock receivable upon exercise of the Warrant shall have exceeded $10.00 per share (the "Target Price"), subject to adjustment as set forth in Section 17(f) below. "Market price" for the purpose of this Section 17 shall mean the closing bid prices for twenty
(20) consecutive trading days, ending on the third day prior to the date of the notice of redemption of the Common Stock, as reported by the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ").

         (b) In the event the conditions set forth in subparagraph 17(a) are met, and the Company shall desire to exercise its right so to redeem the Warrants, it shall mail a notice of redemption to the holders of the Warrants to be redeemed, first class, postage prepaid, not later than the twentieth day before the date fixed for redemption, at his/her last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

         (c) The notice of redemption shall specify the (i) redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at

5:00 p.m. (New York time) on the business day immediately proceeding the date fixed for redemption. The date fixed for redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed; or (b) whose notice was defective. An affidavit of the Secretary of an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (d) Except as provided herein, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately proceeding the Redemption Date. On and after the Redemption Date. On and after the Redemption Date, the Warrantholders shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

         (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

         (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

         Section 18.  Duties of Warrant Agent.
                      ------------------------

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company; and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent and assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

         (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

         Section 19.  Change of Warrant Agent.
                      ------------------------

         The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state in the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

         Section 20.  Identity of Transfer Agent.
                      ---------------------------

         Forthwith upon the appointment of any Transfer Agent for the shares of Common Stock or of any subsequent transfer agent for shares of Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         Section 21.  Notices.
                      --------

         Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                 Bristol Technology Systems, Inc.
                 18201 Von Karman, Suite 305
                 Irvine, California 92612

         Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                 American Stock Transfer & Trust Company
                 40 Wall Street
                 New York, New York 10005

         Section 22.  No Stockholder Rights.
                      ----------------------

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         Section 23.  Supplements and Amendments.
                      ---------------------------

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

         Section 24.  Successors.
                      -----------

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 25.  Governing Law.
                      --------------

         This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State applicable to agreements and instruments made and to be performed entirely in such state without giving effect to the conflicts of law principles thereof.

         Section 26.  Benefits of This Agreement.
                      ---------------------------

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 27.  Counterparts.
                      -------------

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                           BRISTOL TECHNOLOGY SYSTEMS, INC.


                                           By: ________________________________



                                           AMERICAN STOCK TRANSFER & TRUST
                                           COMPANY


                                           By: ________________________________

     [Form of Class A Redeemable Common Stock Purchase Warrant Certificate]

                                     [Face]

No.                                                               _____ Warrants

                              Warrant Certificate

                        BRISTOL TECHNOLOGY SYSTEMS, INC.

                 This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring __________, 2002 (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of Bristol Technology Systems, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on __________, 2002, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Warrant Price") of $6.00 payable in lawful money of the United States of America upon surrender to the Company at the office of the Warrant Agent of this Warrant Certificate and payment to the Company of the Warrant Price at the office of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

                 The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 The Warrant may be exercised commencing at the opening of business, New York City Time on __________, 1997 and terminating at 5:00 p.m., New York City Time on __________, 2002, and to the extent not exercised by such time such Warrants shall become void.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, Bristol Technology Systems, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


                                                BRISTOL TECHNOLOGY SYSTEMS, INC.


                                                By
                                                   ----------------------------
                                                            President


                                                By
                                                   ----------------------------
                                                            Secretary

     [Form of Class A Redeemable Common Stock Purchase Warrant Certificate]

                                   [Reverse]

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring __________, 2002, entitling the holder on exercise to receive shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of October __, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and American Stock Transfer & Trust Company (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Warrant Agent.

                 Warrants may be exercised commencing at the opening of business New York City Time on __________, 1997 and terminating at 5:00 p.m., New York City Time, on __________, 2002. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price in cash or by certified check or bank draft payable to the order of the Company at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Warrant Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Bristol Technology Systems, Inc. in the amount of $______ in accordance with the terms hereof.

                 The undersigned requests that a certificate for such shares be registered in the name of __________________________, whose address is ________ __________________________________________ and that such shares be delivered to
______________________________ whose address is _______________________________
_______________________________________________________________________________.

                 If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________________________, whose address is ________
______________________________________, and that such Warrant Certificate be delivered to __________________________________________________________________
___________________________, whose address is _________________________________
_______________________________________________________________________________.

                                        Signature:



Date:



                                        Signature Guaranteed: